EXHIBIT 99.4

INDEX TO AUDITED FINANCIAL STATEMENTS OF MULTICARD GMBH

VILLINGEN-SCHWENNINGEN, GERMANY

Report of the independent auditor on the financial statements

We have audited the accompanying balance sheet of Multicard GmbH as of June 30, 2008, and the related statement of income for the period from January 1, 2008 to June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multicard GmbH at June 30, 2008 and the results of its operations for the six-month-period then ended, in conformity with accounting principles generally accepted in Switzerland, which differ in certain respects from accounting principles generally accepted in the United States (see note 6 to the financial statements).

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

August 6, 2010

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

BALANCE SHEET

AS OF 30 JUNE 2008

(All amounts are stated in €)

ASSETS
Current assets:
Cash	1,861
Receivables from goods and services	119,366
Other receivables	2,219
Inventories	36,205
Prepaid expenses	4,321

Total current assets	163,972

Non-current assets:
Tangible fixed assets	23,177
Intangible assets	66,956

Total non-current assets	90,133

Total assets	254,105

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Payables from goods and services	152,230
Other short-term liabilities	44,970
Short-term provisions	56,720
Accrued liabilities	7,475

Total current liabilities	261,395

Long-term financial liabilities affiliated company	151,875

Total non-current liabilities	151,875

Total liabilities	413,270

Equity:
Share capital	30,000
Available earnings
Loss brought forward	(81,930)
Net loss for the period	(107,235)

Available earnings	(189,165)

Total shareholders’ equity	(159,165)

Total liabilities and shareholders’ equity	254,105

See accompanying notes to Audited Financial Statements of Multicard GmbH.

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(All amounts are stated in €)

Income
Net sales from goods and services	936,608
Other operating income	10,918
Financial income	1,253

Total income	948,779

Expenses
Material and merchandise expenses	559,923
Personnel expenses	273,085
Other operating expenses	208,485
Depreciation and amortization	11,095
Financial expenses	3,426

Total expenses	1,056,014

Net loss for the period	(107,235)

See accompanying notes to Audited Financial Statements of Multicard GmbH.

MULTICARD GMBH, VILLINGEN-SCHWENNINGEN

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

1. Company Background

Multicard GmbH (the “Company”) offers multifunctional smartcard solutions for secure identification programs and also acts as identification systems architect and offers management and engineering services.

2. Basis of Presentation

The accompanying financial statements have been prepared on a historical cost basis in accordance with Swiss generally accepted accounting principles stipulated by the Swiss Code of Obligations (“Swiss GAAP”). All amounts are stated in Euro (“€”).

3. Significant Accounting Policies

Inventories:

Inventories, which include raw materials, semi-finished and finished goods, are stated at the lower of cost, or market value. An estimated provision is recorded for excess inventory, technical obsolescence and no ability to sell based primarily on expectations for future use.

Tangible Fixed Assets:

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Depreciation is computed using the straight-line method over estimated useful lives of the asset. The assets residual values, useful lives and methods of depreciation are reviewed at each financial year end, and adjusted prospectively if appropriate.

Intangible Assets:

Acquired intangible assets are stated at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in the income statement in the year in which the expenditure is incurred. Intangible assets are amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired.

Revenue Recognition:

The Company’s revenues arise from products that are manufactured, packaged, delivered and invoiced against specific customer orders. The risks and rewards are transferred to the customer at the time of delivery and invoicing and revenue is recognized at that time. Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and sales taxes or duty.

Interest income is recognized as interest accrues. Interest income is included in finance income in the income statement.

Income Taxes:

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

Provisions and Accruals:

Provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover potential losses from contractual obligations. Excess reserves exceeding the above are permitted to the extent justified with regard to the continuing prosperity of the Company or the distribution of a dividend as equal as possible, taking into account the interests of the shareholders.

Commitments:

As at June 30, 2008, the company had the following commitments:

June 30, 2008
(in €)
Total amount of liabilities from leasing contracts not included in the balance sheet	100,894

Research and development costs:

Research costs are expensed as incurred. Development expenditure on an individual project is recognized as an intangible asset when the Company can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete and its ability to use or sell the asset;

•	how the asset will generate future economic benefits;

•	the availability of resources to complete the asset; and

•	the ability to measure reliably the expenditure during development.

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit.

4. Transactions with Affiliated Company

On March 10, 2008, Multicard AG acquired 100% outstanding capital stock of Multicard GmbH in exchange for a consideration of CHF 181,396 or €113,097. Long-term financial liability appearing in the balance sheet relates to the temporary loan, including accrued interest, given by Multicard AG to cover short-term working capital needs. The par value of the loan was €150,000 and the interest accrued as of June 30, 2008 was €1,875.

5. Risk Assessment

In the six-month period ending June 30, 2008, no formal risk assessment was performed by the board of directors.

6. Reconciliation to accounting principles generally accepted in the United States (“U.S. GAAP”)

a. The Company prepares its financial statements in accordance with Swiss GAAP, which differs in certain respects to U.S. GAAP. The effects of the application of U.S. GAAP to net income and shareholders’ equity are set out in the table below:

Net income reconciliation from Swiss GAAP to U.S. GAAP (in €):

For the six months ended June 30, 2008
Net loss reported under Swiss GAAP	(107,235)
U.S. GAAP adjustments:
Description of items having the effect of increasing reported loss:
Depreciation on capital lease assets [Note 6 (b) (1)]	(2,303)
Interest expense on capital lease obligations [Note 6 (b) (1)]	(346)
Description of items having the effect of decreasing reported loss:
Income tax benefit [Note 6 (b) (2)]	16,435
Operating lease rent payments [Note 6 (b) (1)]	2,484
Short-term provisions that do not meet liability recognition criteria under U.S. GAAP [Note 6 (b) (3)]	41,659

Net impact of the reconciling items	57,929

Net loss according to U.S. GAAP	(49,306)

Below is the statement of shareholders’ equity according to Swiss GAAP as of and for the six months ended June 30, 2008 (in €):

	Common Stock	Accumulated Deficit	Total Equity

Balances, January 1, 2008	30,000	(81,930)	(51,930)

Net loss for six months ended June 30, 2008	—	(107,235)	(107,235)

Balances, June 30, 2008	30,000	(189,165)	(159,165)

Net shareholders’ equity reconciliation from Swiss GAAP to U.S. GAAP (in €):

Total shareholders’ equity as shown in the financial statements	(159,165)
Adjustments for:
Net loss reconciling items (as shown in income statement)	57,929
Impact of net deferred income taxes on leased assets and related liabilities and net operating losses [Note 6 (b) (2)]	19,375
Assets capitalized under capital leases [Note 6 (b) (1)]	8,706
Capital lease obligations associated with capitalized assets [Note 6 (b) (1)]	(8,579)

Total shareholders’ equity according to U.S. GAAP	(81,734)

The components of shareholders’ equity under U.S. GAAP are as follows:

Common stock	30,000
Accumulated deficit	(111,734)

Total shareholders’ equity	(81,734)

Below is the statement of cash flows prepared in accordance with U.S. GAAP for the six months ended June 30, 2008 (in €):

Cash flows from operating activities:
Net loss	(49,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,398
Interest expense	3,772
Deferred income taxes	(16,435)
Changes in operating assets and liabilities:
Accounts receivable	96,817
Inventories	244,958
Prepaid expenses and other assets	49,318
Accounts payable	(254,692)
Liability to related party	(21,551)
Accrued expenses	(335,115)

Net cash used in operating activities	(268,836)

Cash flows from investing activities:
Capital expenditures	(28,689)

Net cash used in investing activities	(28,689)

Cash flows from financing activities:
Proceeds from affiliated company	150,000
Payment of capital lease obligations	(2,484)

Net cash provided by (used in) financing activities	147,516

Net decrease in cash and cash equivalents	(150,009)
Cash and cash equivalents at beginning of period	151,870

Cash and cash equivalents at end of period	1,861

b.	The material variations from Swiss GAAP and U.S. GAAP are as follows:

1)	Leasing: Under Swiss GAAP, the accounting for leases closely follows tax regulations. Under U.S. GAAP, the leases are accounted for in accordance with ASC Topic 840, Leases, (“ASC 840”). ASC 840 specifies four criteria to evaluate whether a lease should be accounted for as an operating lease or a capital lease. If a lease meets one or more of those four criteria, the lease shall be classified as a capital lease by the lessee. Otherwise, it shall be classified as an operating lease. Swiss GAAP does not specify any specific criteria to evaluate the classification of a lease, hence, accounting conclusion may differ under Swiss GAAP as compared to U.S. GAAP. Therefore, certain leases were capitalized as capital leases that were qualified as operating leases under Swiss GAAP. As a result, the Company recorded operating lease rent expense of €2,484 in accordance with Swiss GAAP as shown in the income statement reconciliation from Swiss GAAP to U.S. GAAP. The lease was recorded as capital leases in accordance with ASC 840. As a result, the depreciation expense of €2,303 and interest expense of €346 was recognized as shown in the net income reconciliation and the capitalized asset of €8,706 and the related capital lease liability of €8,579 was recognized as shown in the shareholders equity reconciliation from Swiss GAAP to U.S. GAAP.

2)	Deferred Income Taxes: There were no deferred tax assets and deferred tax liabilities recognized under Swiss GAAP. Under U.S. GAAP, income taxes are accounted for in accordance with ASC Topic 740, Income Taxes (“ASC 740”), which requires the asset and liability approach for financial accounting and reporting of income taxes. Under this method, the deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Certain deferred tax assets and deferred tax liabilities were recognized in the balance sheet in accordance with ASC 740 and any changes in deferred tax assets and deferred tax liabilities from period to period were recognized in the income statement. As a result, the income tax benefit of €16,435 was recognized as shown in the net income reconciliation and net impact of deferred tax assets and deferred tax liabilities of €19,375 was recognized as shown in the equity reconciliation from Swiss GAAP to U.S. GAAP.

3)	Short-term provisions: Under Swiss GAAP, provisions can be set up in excess of the economical need at the discretion of management with local tax legislation setting the upper limit. Under U.S. GAAP, the amounts are recognized as liabilities if it meets the definition of liability in accordance with ASC Topic 450, Contingencies, (“ASC 450”). As a result, certain short-term provisions of €41,659 were not recognized as an expense in accordance with ASC 450 as shown in the net income reconciliation from Swiss GAAP to U.S. GAAP.